UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2014

Bacterin International Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-158426	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

600 Cruiser Lane	59714
Belgrade, Montana
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 13, 2014, the Company’s Board of Directors elected David Goodman to join the Board. The Company filed a Current Report on Form 8-K with the Securities and Exchange Commission on August 13, 2014 to report Dr. Goodman’s election to the Board; however, as of the date of the filing, Board committees on which Dr. Goodman would serve had not been determined. The Company is filing this Form 8-K/A to report that on September 4, 2014 the Board of Directors appointed Dr. Goodman to serve on the Board committees indicated below in connection with determining committee assignments for all Board members. Effective September 4, 2014, the composition of each of the Board committees will be as follows:

Board of Directors Committee Assignments

Audit Committee

Michael Lopach (Chair)

Kent Swanson

Jon Wickwire

Compensation Committee

John Deedrick (Chair)

Michael Lopach

David Goodman

Nominations and Corporate Governance Committee

Jon Wickwire (Chair)

John Deedrick

David Goodman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2014	BACTERIN INTERNATIONAL HOLDINGS, INC.

	By:	/s/ John Gandolfo
Name: John Gandolfo
Title: Chief Financial Officer